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                                                                    Exhibit 99.1

[ALLIED HEALTHCARE INTERNATIONAL INC. LOGO]

FOR IMMEDIATE RELEASE                       For Further Information Contact:
---------------------                       --------------------------------
   AUGUST 13, 2003                          Susan Lewis, 303-804-0494
                                            susanlewis@alliedhealthcare.com
                                            -------------------------------

      ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS 24.2 PERCENT INCREASE IN
      ---------------------------------------------------------------------
                     REVENUE FOR FISCAL 2003 THIRD QUARTER
                     -------------------------------------

      NEW YORK ... AUGUST 13, 2003 ... Allied Healthcare International Inc. (AMEX: ADH), a leading international provider of flexible healthcare staffing services, announced today results for its fiscal 2003 third quarter ended June 30, 2003.

      Revenue for the third quarter ended June 30, 2003 rose 24.2 percent to $75.3 million, versus $60.6 million for the same period last year. Net income available to common shareholders for the quarter was $1.1 million or $0.05 per basic share, versus a net loss available to common shareholders of $5.6 million, or $0.30 per share in the comparable period a year ago. Net income (loss) and per share amounts were after giving effect to preferred stock transactions.

                                            Third Quarter Ended June 30,
                                            ----------------------------
                    ($ millions)                   2003          2002
                                                   ----          ----
      Revenue                                  $75.3   vs.  $60.6    + 24.2%
      Operating income (loss)                  $ 6.9   vs.  $(1.2)   +660.8%
      Net Income (loss) available to
          common shareholders                  $ 1.1   vs.  $(5.6)   +120.0%

      Revenue for the nine-month period ended June 30, 2003 grew 23.1 percent to $215.0 million versus $174.7 million for the nine-month period in fiscal 2002. Operating income for the nine-month period increased 106.1 percent to $21.1 million compared with $10.2 million for the same period last year. Net income available to common shareholders for the nine-month period was $5.0 million, or $0.23 per basic share, versus a net loss available to common shareholders of $2.5 million, or $0.14 per basic share in the comparable period last year. Net income (loss) and per share amounts were after giving effect to preferred stock transactions.

         Included in the results for both the three- and nine-month periods ended June 30, 2003 are the favorable effects of changes in foreign exchange.

                                    - more -

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Allied Healthcare International Inc.
Fiscal 2003 Third Quarter Results
Page 2

      During the third quarter, the Company continued to pursue its acquisition strategy throughout the U.K. On June 27, 2003, the Company completed its acquisition of Carewise Nursing Agency, which specializes in supplying qualified critical care nurses to intensive care units across National Health Service
(NHS) hospitals in the U.K. Furthermore, on April 11, 2003, the Company acquired First Force Medical Recruitments Limited, a supplier of flexible healthcare staffing services primarily to military and NHS hospitals in the U.K. Both of these opportunities allow Allied Healthcare broader industry exposure and the chance to expand its offering within the key sectors the Company serves.

      "We continue to increase our staffing business both by organic growth as well as acquisition. A more qualified, outcome-focused management team is beginning to have a real effect throughout the Company and will become a significant differentiating factor to our competitors. This Company actively seeks greater market share in an industry which is clearly growing faster than most other sectors of the economy," said Timothy M. Aitken, chairman and CEO.

      "We are also assessing opportunities for emulating the success we created in the U.K. in the U.S.," Aitken noted.

      Sarah L. Eames, president and chief operating officer, added: "The staffing sector continues to grow, and Allied Healthcare is well positioned to capitalize on this expansion. In the U.K., we reach 90 percent of the population with our nursing services. We have built a team of nearly 30,000 nursing care professionals throughout the U.K. who are highly skilled and available to administer care to our client base. Currently, we work with a broad range of clients, including the NHS hospitals, private clients, nursing homes and local authorities. We are dedicated to clinical excellence and continually develop innovative solutions to meet the healthcare community's standards of care while adhering to their budgetary requirements."

      New York-based Allied Healthcare International Inc. is a leading provider of flexible healthcare staffing services in the United Kingdom.

Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, including those contained in the Company's filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

                            FINANCIAL TABLE ATTACHED
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                      ALLIED HEALTHCARE INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                 THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                               ----------------------    ----------------------
                                                                                JUNE 30,     JUNE 30,     JUNE 30,      JUNE 30,
                                                                                 2003         2002         2003          2002
                                                                               ---------    ---------    ---------    ---------
    Total revenues                                                             $  75,274    $  60,587    $ 214,958    $ 174,680

    Gross profit                                                                  20,595       16,412       59,118       46,464

    Selling, general and administrative expenses                                  13,663       17,648       38,050       36,243
                                                                               ---------    ---------    ---------    ---------

          Operating income (loss)                                                  6,932       (1,236)      21,068       10,221

    Interest expense, net                                                          3,362        3,448        9,904       10,025

    Foreign exchange loss (gain)                                                       3           (2)          14           18
                                                                               ---------    ---------    ---------    ---------

          Income (loss) before income taxes, minority interest
               and discontinued operations                                         3,567       (4,682)      11,150          178

    Provision for income taxes                                                     1,828          983        3,704        3,142
                                                                               ---------    ---------    ---------    ---------

          Income (loss) before minority interest and discontinued operations       1,739       (5,665)       7,446       (2,964)

    Minority interest                                                                 --           34           --          120
                                                                               ---------    ---------    ---------    ---------

          Income (loss) from continuing operations                                 1,739       (5,699)       7,446       (3,084)
                                                                               ---------    ---------    ---------    ---------

    Discontinued operations:
       (Loss) income from discontinued operations                                   (138)         234          (16)         702
       Gain on disposal of subsidiaries, net of taxes of $775                        519           --          519           --
                                                                               ---------    ---------    ---------    ---------

                                                                                     381          234          503          702
                                                                               ---------    ---------    ---------    ---------

          Net income (loss)                                                        2,120       (5,465)       7,949       (2,382)

    Redeemable preferred dividend and accretion                                    1,003          114        2,971          114
                                                                               ---------    ---------    ---------    ---------

          Net income (loss) available to common shareholders                   $   1,117    $  (5,579)   $   4,978    $  (2,496)
                                                                               =========    =========    =========    =========


Basic income (loss) per share of common stock from:
          Income (loss) from continuing operations                             $    0.03    $   (0.31)   $    0.21    $   (0.18)
          Income from discontinued operations                                       0.02         0.01         0.02         0.04
                                                                               ---------    ---------    ---------    ---------
          Net income (loss)                                                    $    0.05    $   (0.30)   $    0.23    $   (0.14)
                                                                               =========    =========    =========    =========

Diluted income (loss) per share of common stock from:
          Income (loss) from continuing operations                             $    0.03    $   (0.31)   $    0.20    $   (0.18)
          Income from discontinued operations                                       0.02         0.01         0.02         0.04
                                                                               ---------    ---------    ---------    ---------
          Net income (loss)                                                    $    0.05    $   (0.30)   $    0.22    $   (0.14)
                                                                               =========    =========    =========    =========


Weighted average number of common shares outstanding:
    Basic                                                                         22,239       18,701       21,885       17,760
                                                                               =========    =========    =========    =========
    Diluted                                                                       22,557       18,701       22,245       17,760
                                                                               =========    =========    =========    =========